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                                                                  EXHIBIT (a)(5)

                            CALAMOS INVESTMENT TRUST

                                 AMENDMENT NO. 4
                                       TO
                    THE SECOND AMENDED AND RESTATED AGREEMENT
                            AND DECLARATION OF TRUST


      AMENDMENT NO. 4 to the Second Amended and Restated Agreement and Declaration of Trust dated as of October 3, 2001, as amended (the "Declaration of Trust") of Calamos Investment Trust (the "Trust"), made as of the 8th day of March.


                                   WITNESSETH:

      WHEREAS, Article VII, Section 7.3 of the Declaration of Trust provides that the Declaration of Trust may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

      WHEREAS, Article IV, Section 4.1 of the Declaration of Trust provides that the Trustees of the Trust may establish and designate Sub-Trusts of the Trust and classes thereof; and

      WHEREAS, the Trustees have previously established and designated seven Sub-Trusts of the Trust (the "Series"), being Calamos Convertible Fund; Calamos Growth and Income Fund; Calamos Global Growth and Income Fund; Calamos Growth Fund; Calamos Market Neutral Fund; Calamos High Yield Fund; Calamos Value Fund; Calamos Blue Chip; and

      WHEREAS, on December 13, 2004, the Trustees voted unanimously to (i) designate a new Sub-Trust, the Calamos International Growth Fund; and

      WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 4 to the Declaration of Trust (the "Amendment");

      NOW, THEREFORE, effective immediately, the Declaration of Trust is hereby amended as follows:

      I. The first paragraph of Article IV, Section 4.2 (other than subsections
(a) through (m) thereof) of the Declaration of Trust is hereby amended to read in pertinent part as follows:

            "Section 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS AND CLASSES. Without limiting the authority of the Trustees set forth in
            Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate nine Sub-Trusts:

                                        Calamos Blue Chip Fund
                                        Calamos Convertible Fund

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                                        Calamos Growth and Income Fund
                                        Calamos Global Growth and Income Fund
                                        Calamos Growth Fund
                                        Calamos Market Neutral Fund
                                        Calamos High Yield Fund
                                        Calamos Value Fund
                                        Calamos International Growth Fund

            each of which shall have four classes of Shares, Class A, Class B, Class C, and Class I or such classes as may from time to time be established and designated. The Shares of such Sub-Trusts and any Shares of any further Sub-Trust or class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:"

      The undersigned hereby certifies that Amendment No. 4 to the Second Amended and Restated Agreement and Declaration of Trust set forth above has been duly adopted in accordance with the provisions of the Declaration of Trust.

      IN WITNESS WHEREOF, the undersigned has hereto set his hand as of the day and year first above written.


                                        By: /s/ James S. Hamman, Jr.
                                           --------------------------
                                        Name:  James S. Hamman, Jr.
                                        Title: Secretary


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